AMENDED AND RESTATED
CODE OF REGULATIONS
of
FirstEnergy Solutions Corp.
(FKA – FirstEnergy Services Corp.)

August 26, 2009

ARTICLE I – OFFICES

The principal office of the Corporation shall be located in the City of Akron, County of Summit, State of Ohio. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

ARTICLE II – MEETING OF SHAREHOLDERS

Section 1 – Annual Meeting:

The annual meeting of shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on such date and at such hour and place, within or without the State of Ohio, as shall be fixed by the Board of Directors with respect to each such meeting and as shall be stated in the notice thereof.

Section 2 – Special Meetings:

Special meetings of shareholders, for any purpose or purposes may, except as otherwise prescribed by law, be called at any time by the President or by the Board of Directors, and shall be called by the President or the Secretary at the written request of the holders of twenty-five percent (25%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Generation Corporation Law of Ohio.

Section 3 – Place of Meetings:

All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 4 – Notice of Meetings:

(a) Except as otherwise provided by law, written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than seven (7) nor more than sixty (60) days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for the shareholder be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to, the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by law.

Section 5 – Quorum:

(a) Except as otherwise provided herein, by law or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders of record holding a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(b) If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present or represented.  At such adjourned meeting any business may be transacted which might have been transacted at the original meeting.  If a quorum be present at any meeting of shareholders and the meeting is adjourned to reconvene at a later time and/or date, no notice, except as by law, need be given other than announcement at the meeting. However, if any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide any question brought before such meeting unless the question is one upon which by express provision of law or of the Articles of Incorporation or by this Code of Regulations a larger or different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present or represented at any duly called and held meeting at which a quorum is present or represented may continue to do business until adjournment, notwithstanding the withdrawal of such number as to leave less than a quorum.

Section 6 – Voting:

(a) Except as otherwise provided by law or by the Articles of Incorporation, any corporate action, other than the election of directors, to be taken by vote of the shareholders, shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

(b) Except as otherwise provided by law or by the Articles of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his/her/its name on the books of the Corporation.

(c) Each shareholder entitled to vote, or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder or by his attorney-in-fact and have been filed with the Secretary of the Corporation prior to the vote. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

(d) Any action which may be taken by the vote of the shareholders at a meeting may be taken without a meeting if authorized by a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting for such purpose.  Such written consent shall be filed with or entered upon the records of the Corporation.

ARTICLE III – BOARD OF DIRECTORS

Section 1 – Number, Election and Term of Office:

(a) The number of directors of the Corporation shall be three (3), unless and until otherwise determined by a majority vote of the entire Board of Directors.

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected at a meeting of shareholders, by the holders of shares, present in person or by proxy, entitled to vote in the election.

(c) Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal.

Section 2 – Duties and Powers:

The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except as are in the Articles of Incorporation or by law expressly conferred upon or reserved to the shareholders.

Section 3 – Annual and Regular Meetings; Notice:

(a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.

(b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

(c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in paragraph (b) Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.

Section 4 – Special Meetings; Notice:

(a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required by statute, notice of special meetings shall be mailed directly to each director, addressed to such director at his residence or usual place of business, at least two (2) business days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, telephone, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held, except as otherwise required by statute. A notice, or waiver of notice, except as required by Section 8 of this Article III, need not specify the purpose of the meeting.

(c) Notice of any special meeting shall not be required to be given to any director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 – Chairman:

At all meetings of the Board of Directors, the Chairman of the Board, if present, shall preside. In the absence of the Chairman, the directors present shall choose a Chairman to preside.

Section 6 – Minutes

Minutes of all Board of Director meetings shall be kept by the Secretary of the Corporation or any other individual designated by the Board of Directors.

Section 7 – Quorum and Adjournments:

(a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these Code of Regulations.

(b) A majority of the directors at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.

Section 8 – Manner of Acting:

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by law, by the Articles of Incorporation or by this Code of Regulations, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.

(c) Members of the Board of Directors or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

Section 9 – Vacancies:

If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may choose a successor or fill the newly created directorship, and the director so chosen shall hold office, subject to the provisions of this Code of Regulations, until the next annual election of directors and until his successor shall be duly elected and shall qualify. In the event that a vacancy arising as aforesaid shall not have been filled by the Board of Directors, such vacancy may be filled by the stockholders at any meeting thereof after such office becomes vacant. If one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so prospectively resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

Section 10 – Resignation:

Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 11 – Removal:

Any director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares of the Corporation at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

Section 12 – Salary:

No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13 – Contracts:

(a) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director, officer, employee or are directors, officers, or employees of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

(b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided either that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken or the contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Directors.  Such director or directors may be counted in determining the presence of a quorum at such meeting.  This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

ARTICLE IV – OFFICERS

Section 1 – Number, Qualifications, Election and Term of Office:

(a) The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. The Chairman of the Board of Directors shall be a director of the Corporation. Any other officer may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been elected and qualified, or until his death, resignation or removal.

Section 2 – Resignation:

Subject to any applicable contract, any officer may resign at any time by giving written notice of such resignation to the Board of Directors, to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 3 – Removal:

Any officer may be removed, either with or without cause, and a successor elected by a majority vote of the Board of Directors at any time.

Section 4 – Vacancies:

A vacancy in any office by reason of death, resignation, inability to act, disqualification or any other cause, may at any time be filled for the unexpired portion of the term by a majority vote of the Board of Directors.

Section 5 – Duties of Officers:

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in this Code of Regulations, or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officer of the Corporation.

Section 6 – Sureties and Bonds:

If the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a fidelity bond in such sum, and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his/her duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.

Section 7 – Shares of Other Corporations:

Whenever the Corporation is the holder of shares of any other Corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, Secretary, Treasurer, or such other person as the Board of Directors may authorize.

Section 8 – Compensation:

The compensation of all officers, agents and employees of the Corporation shall be fixed from time to time by the Board of Directors, or pursuant to authority of general or special resolutions of the Board. No officer shall be prevented from receiving such salary by reason of the fact that he/she is also a director of the Corporation or a member of any committee.

ARTIILE V - SHARES OF STOCK

Section 1 – Certificate of Stock:

(a) The Certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued.  They shall bear the holder’s name and the number of shares, shall be signed by the Secretary and the Treasurer, and shall bear the corporate seal. Such signatures and corporate seal may be facsimile or facsimiles to the extent permitted by law.

(b) No Certificates representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

(c) To the extent permitted by law, the Board of Directors may authorize the issuance of Certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined.

Section 2 - Lost or Destroyed Certificates:

The holder of any Certificates representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the Certificates representing the same. The Corporation may issue new Certificates in the place of any Certificates theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed Certificates, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties 'as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new Certificates. A new Certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 – Transfers of Shares:

(a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the Certificate or Certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 – Record Date:

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty days, nor less than ten days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VI - DIVIDENDS

Subject to law, dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VII – FISCAL YEAR

The fiscal year of the Corporation shall be fixed by the Board of Directors, subject to law.

ARTICLE VIII – CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE IX - AMENDMENTS

All provisions of the Code of Regulations of the Corporation shall be subject to alteration or repeal, and new provisions of the Code of Regulations may be made, by the affirmative vote of shareholders of record holding all of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have summarized or set forth in full therein, the proposed amendment.

ARTICLE X - INDEMNIFICATION

Section 1 – Indemnification:

(a) The Corporation shall indemnify any person who is or was a director, officer, employee or agent of the Corporation or any person who is or has served at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer, employee, agent or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements set forth in any applicable law as the same may be in effect from time to time.

(b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

Section 2 – Insurance:

The Board of Directors may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 1 of this Article X.